UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2012

GOODRICH CORPORATION

(Exact Name of Registrant as Specified in Charter)

New York	1-892	34-0252680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Coliseum Centre, 2730 West Tyvola Road, Charlotte, North Carolina		28217
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 423-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of Material Definitive Agreement

Effective as of the completion of the Merger (as defined below), the non-employee director phantom share plans of Goodrich Corporation, a New York corporation (the “Company”), including the Goodrich Corporation Directors’ Phantom Share Plan, as amended, and the Goodrich Corporation Outside Director Phantom Share Plan, as amended, were terminated.

Termination of Revolving Credit Facility

At the completion of the Merger, the Company terminated all outstanding commitments under its Five Year Credit Agreement, dated as of May 20, 2011, among the Company, the lenders parties thereto and Citibank, N.A., as agent for such lenders.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 26, 2012, the Company completed its previously announced merger (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of September 21, 2011 (the “Merger Agreement”) by and among United Technologies Corporation, a Delaware corporation (“UTC”), Charlotte Lucas Corporation, a New York corporation and wholly owned subsidiary of UTC (“Merger Sub”), and the Company. Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of UTC.

The information set forth in Items 3.03 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 26, 2012, in connection with completion of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) of its intent to remove the Company’s common stock, par value $5.00 per share (the “Company Common Stock”), from listing on the NYSE and requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On July 27, 2012, the NYSE filed the Form 25 with the SEC. In addition, on July 26, 2012, the Company filed with the SEC a Form 15 with respect to the Company’s outstanding senior and medium-term notes, requesting that the Company’s reporting obligations under applicable provisions of the Exchange Act with respect to the senior and medium-term notes be suspended. The Company intends to subsequently file with the SEC a Form 15 with respect to the Company Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

At the effective time and as a result of the Merger, each outstanding share of the Company Common Stock (other than each share (i) held in the treasury of the Company, (ii) owned directly by UTC or Merger Sub, or (iii) held by any direct or indirect wholly owned subsidiary of the Company, any direct or indirect wholly owned subsidiary of UTC or any direct or indirect wholly owned subsidiary of Merger Sub) was converted into the right to receive $127.50 in cash, without interest (the “Merger Consideration”), payable to the holder of such share. Each option to purchase shares of Company Common Stock, whether vested or unvested, was cancelled at the effective time in exchange for the right to receive a cash payment equal to the product of the number of shares of Company Common Stock subject to such option and the excess, if any, of the Merger Consideration over the applicable exercise price of the option. Each outstanding performance share unit was adjusted and converted at the effective time into the right to receive an amount in cash equal to the Merger Consideration multiplied by the number of shares of Company Common Stock determined under the award agreement for such award. Each outstanding time-vesting restricted share unit was cancelled in exchange for the right to receive a cash payment equal to the Merger Consideration multiplied by the number of shares of Company Common Stock underlying the restricted share unit. Account balances, whether vested or unvested, under any employee benefit plan that provides for the deferral of compensation and represents amounts notionally invested in a number of shares of Company Common Stock were adjusted and converted into the right to receive an amount in cash equal to the number of such notionally invested shares multiplied by the Merger Consideration.

The foregoing description of the rights of holders of Company Common Stock under the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

A change in control of the Company occurred on July 26, 2012, upon the effective time of the Merger, at which time Merger Sub merged with and into the Company. As a result, the Company became a wholly owned subsidiary of UTC.

The aggregate consideration paid by UTC in connection with the Merger was approximately $16.5 billion, which consideration UTC funded through (1) cash on hand, (2) debt financing obtained from third party lenders and (3) certain commercial paper issuances and certain registered offerings of senior notes and equity units.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

All of the directors of the Company immediately prior to the effective time of the Merger ceased to be directors of the Company at the effective time of the Merger and were replaced by An-Ping Hsieh and Timothy Airgood, the directors of Merger Sub immediately prior to the effective time of the Merger. On July 27, 2012, Mssrs. Hsieh and Airgood resigned as directors of the Company and the following individuals were elected to the board of directors: Michael R. Dumais, Sarah A. David, Richard S. Caswell, Curtis C. Reusser, Christopher T. Calio and Scott A. Cottrill.

In connection with the Merger, Marshall O. Larsen, Scott E. Kuechle, Terrence G. Linnert, John J. Carmola and Cynthia M. Egnotovich ceased to be officers of the Company. On July 26, 2012, Peter A. Gutermann was appointed as President of the Company and Scott A. Cottrill was appointed as Treasurer of the Company. On July 27, 2012, Mr. Gutermann was replaced as an officer of the Company and the following individuals were appointed as officers of the Company: John J. Carmola was appointed as President, OE Aerospace Customers & Business Development, Michael R. Dumais was appointed as President, Power, Controls & Sensing Systems, Cynthia M. Egnotovich was appointed as President, Customer Service, Curtis C. Reusser was appointed as President, Aircraft Systems, Richard S. Caswell, Vice President Finance, Treasurer & CFO – Power, Controls & Sensing Systems, Scott A. Cottrill was appointed as Vice President Finance, Treasurer & CFO – Aircraft Systems, Christopher T. Calio was appointed as Vice President, General Counsel and Secretary – Aircraft Systems, and Sarah A. David was appointed as Vice President, General Counsel and Secretary – Power, Controls & Sensing Systems.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 30, 2012, the restated certificate of incorporation of the Company was amended to read as the certificate of incorporation of Merger Sub (except with respect to the name of the Company), and to provide for certain other administrative and ministerial changes. The Certificate of Amendment of the Certificate of Incorporation of the Company (the “Certificate of Amendment”), which was filed with the Department of State of the State of New York on July 30, 2012, is filed as Exhibit 3.1 hereto and incorporated herein by reference. Also, in connection with the Merger, on July 27, 2012, the restated by-laws of the Company were amended and restated in their entirety to read as set forth on Exhibit 3.2 hereto (the “Amended and Restated By-Laws”), which exhibit is incorporated by reference herein. The foregoing descriptions of the Certificate of Amendment and the Amended and Restated By-Laws do not purport to be complete and are qualified in their entirety by reference to Exhibits 3.1 and 3.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 21, 2011, by and among United Technologies Corporation, Charlotte Lucas Corporation and Goodrich Corporation (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Goodrich Corporation on September 22, 2011.)

3.1	Certificate of Amendment of the Certificate of Incorporation of Goodrich Corporation, effective as of July 30, 2012.

3.2	Amended and Restated By-Laws of Goodrich Corporation, effective as of July 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION

By:	/s/ Ginny Kim
Name:	Ginny Kim
Title:	Assistant Secretary

Date: August 1, 2012

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 21, 2011, by and among United Technologies Corporation, Charlotte Lucas Corporation and Goodrich Corporation (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Goodrich Corporation on September 22, 2011.)

3.1	Certificate of Amendment of the Certificate of Incorporation of Goodrich Corporation, effective as of July 30, 2012.

3.2	Amended and Restated By-Laws of Goodrich Corporation, effective as of July 27, 2012.